CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of State and Local Asset Management Series: Government Money Market Portfolio
(SLAM), a series of Fidelity Institutional Investors Trust, of our report dated December 29, 1995 on the financial statements and financial highlights included in the November 30, 1995 Annual Report to Shareholders of SLAM.
We further consent to the references to our Firm under the headings "Experts" and "Financial Highlights" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information for SLAM, which are also incorporated by reference into the Proxy/Prospectus. /s/ COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
March 22, 1996
TO BE USED IN A POST-EFFECTIVE AMENDMENT WHERE THERE ARE TWO OR MORE PROSPECTUSES COVERING FUNDS IN THE SAME TRUST (E.G., DEVONSHIRE TRUST).


CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. [ ] to the Registration Statement on Form N-1A of [TRUST NAME: FUND NAMES] of our reports dated [DATE OF OPINION] on the financial statements and financial highlights included in the [FISCAL YEAR END] Annual Reports to Shareholders of [FUND NAMES].
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
[DATE HANDING OFF 485(b) FOR FILING]